Exhibit 99.1

Contact	Evan Goad
TransUnion
E-mail	investor.relations@transunion.com
Telephone	312 985 2860

TransUnion Reports First Quarter 2013 Results

CHICAGO, May 7, 2013 – TransUnion today announced results for the first quarter ended March 31, 2013. This is a combined announcement that includes consolidated financial statements for TransUnion Holding Company, Inc. (“TransUnion Holding,” and together with its consolidated subsidiaries, the “Company”) and TransUnion Corp., a direct 100% owned subsidiary of TransUnion Holding(1).

First Quarter 2013 Highlights

•	Total revenue for the first quarter increased 3.5%. Weakening foreign currencies accounted for a decrease in revenue of 1.3% and acquisitions accounted for an increase in revenue of 0.6%.

–	Revenue in USIS Online Data Services increased 4.6%, driven by an increase in online credit report volumes in the financial services and reseller markets.

–	Revenue in USIS Decision Services increased 6.9%, driven by growth in Financial Services and Healthcare.

–	Revenue in International emerging markets declined 1.5%, as constant currency growth in Africa, Latin America and Asia Pacific was offset by the impact of weakening foreign currencies.

•	Weakening foreign currencies accounted for a decrease in emerging markets revenue of 10.2%.

•	Acquisitions accounted for an increase in emerging markets revenue of 4.7%.

–	Revenue in the Interactive segment increased 18.0%, driven by an increase in the average number of subscribers and volumes in the indirect channel and higher average revenue per subscriber in the direct channel.

•	Adjusted EBITDA(2) was $93.3 million, an increase of 3.3% compared to the prior year, while the Company continued to invest in new initiatives to drive long-term growth.

“In the first quarter we generated organic constant currency growth, versus a particularly strong first quarter of 2012, while continuing to invest in long-term growth initiatives,” said Jim Peck, the Company’s president and chief executive officer. “In my first quarter at TransUnion, I’ve found a company abundant with potential. We will further unlock this potential by continuing to identify, pursue and invest in organic growth initiatives that will drive long-term growth and value creation.”

[1]

Due to the acquisition of TransUnion Corp. by TransUnion Holding, TransUnion Corp.’s financial statements are prepared on a Predecessor and Successor basis. In this earnings release, we present the TransUnion Holding consolidated results for the three months ended March 31, 2013, and compare this to the combination of TransUnion Holding stand-alone results from inception through March 31, 2012, and the TransUnion Corp. Predecessor consolidated results for the three months ended March 31, 2012 (combined results for the three months ended March 31, 2012). TransUnion Holding and TransUnion Corp. operate as one business, with one management team. Management believes combining the earnings release of TransUnion Holding and TransUnion Corp. provides the following benefits: enhances investors’ understanding of TransUnion Holding and TransUnion Corp. by enabling investors to view the business as a whole, the same manner as management views and operates the business; provides a more readable presentation of required disclosures with less duplication, since a substantial portion of the Company’s disclosures apply to both TransUnion Holding and TransUnion Corp; and creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.

[2]

See page 15 for a reconciliation of Adjusted Operating Income & Adjusted EBITDA to their most directly comparable GAAP measures, operating income and net income attributable to the Company, respectively.

First Quarter 2013 Results

The Company reported revenue of $290.5 million, an increase of 3.5% compared to the first quarter of 2012. Weakening foreign currencies accounted for a decrease in revenue of 1.3%. Acquisitions accounted for an increase in revenue of 0.6%.

Operating income of $44.2 million in the first quarter, compared to $65.6 million in the prior year, was negatively impacted by a $23.4 million increase in depreciation and amortization, resulting primarily from purchase accounting adjustments to record tangible and intangibles assets at fair value due to the acquisition of TransUnion Corp. by TransUnion Holding on April 30, 2012 (the acquisition and related transactions being referred to herein as the “2012 Change in Control Transaction”). Excluding depreciation and amortization, operating income increased 2.3% compared to the first quarter of 2012, while the Company continued to invest in new initiatives to drive long-term growth.

Non-operating expense was $50.1 million in the first quarter of 2013 compared to $41.7 million in the prior year due to an increase in interest expense related primarily to the issuance of $600 million and $400 million principal amount of senior unsecured PIK toggle notes in the first and fourth quarters of 2012, respectively. Higher interest expense and the purchase accounting depreciation and amortization contributed to the net loss attributable to the Company of $6.3 million compared to net income of $1.7 million in the first quarter of 2012.

Segment Highlights

U.S. Information Services (USIS)

USIS revenue was $183.7 million, an increase of 1.7% percent compared to the first quarter of 2012, with increases in Online Data Services and Decision Services due to improved market conditions and growth in Financial Services, Resellers and Healthcare.

•	Online Data Services revenue was $127.1 million, an increase of 4.6%, driven by an increase in credit report volumes.

•	Credit Marketing Services revenue was $31.8 million, a decrease of 11.7%, due to a large one-time batch job in the first quarter of 2012.

•	Decision Services revenue was $24.8 million, an increase of 6.9%, driven by growth in Financial Services and Healthcare.

Operating income of $43.1 million, compared to $55.6 million in the prior year, was negatively impacted by $14.4 million of additional depreciation and amortization, resulting primarily from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, USIS operating income increased 2.6% compared to the first quarter of 2012 as the Company continued to invest in new initiatives to drive long-term growth.

International

International revenue was $55.7 million, a decrease of 1.6% compared to the first quarter of 2012. Weakening foreign currencies accounted for a decrease in revenue of 6.4%. Acquisitions accounted for an increase in revenue of 2.8%.

•	Developed markets revenue was $22.0 million, a decrease of 1.8%, as growth in Hong Kong was offset by weakness in Canada. A weakening Canadian dollar accounted for a reduction in revenue of 0.4%.

•

Emerging markets revenue was $33.7 million, a decrease of 1.5%, as constant currency growth in Africa, Latin America and Asia Pacific was offset by the impact of weakening foreign currencies. Weakening foreign currencies accounted for a reduction in revenue of 10.2%. Acquisitions accounted for an increase in revenue of 4.7%.

Operating income of $2.4 million, compared to $14.8 million in the prior year, was negatively impacted by $7.5 million of additional depreciation and amortization, resulting primarily from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, International operating income declined 28.2% compared to the first quarter of 2012. The remaining decline is attributable to planned integration costs of our Brazilian and South African acquisitions, continued investment in growth and the negative impact of foreign currency.

Interactive

Interactive revenue was $51.1 million, an increase of 18.0% compared to the first quarter of 2012, driven by an increase in the average number of subscribers and volumes in the indirect channel and higher average revenue per subscriber in the direct channel.

Operating income of $15.4 million increased 55.6% compared to the prior year due to the increase in revenue and despite the negative impact of $1.0 million from additional depreciation and amortization, resulting primarily from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, Interactive operating income increased 59.6% compared to the first quarter of 2012.

Selected Liquidity Data

Cash and cash equivalents was $117.4 million at March 31, 2013 and $154.3 million at December 31, 2012. Cash provided by operating activities of TransUnion Holding in the first quarter of 2013 was $13.5 million. Other first quarter 2013 cash activity of TransUnion Holding included: $16.4 million used for cash capital expenditures; $24.3 million used for other investing activities; $7.7 million used for financing activities; and $2.0 million used from the effect of exchange rate changes on cash.

Recent Developments

Refinancing of Senior Secured Credit Facilities

On March 1, 2013, amendment No. 4 to the Company’s senior secured credit facility became effective. The amendment, among other things, lowered the floor on the term loan from 1.50% to 1.25%, lowered the margin on the term loan from 4.00% to 3.00%, extended the term loan maturity date one year to February 2019, delayed the first required excess cash payments until 2014, and relaxed certain covenant requirements.

Earnings Conference Call

In conjunction with this release, TransUnion will host a conference call today, May 7, 2013, at 8:00 a.m. (CT) via a live teleconference to discuss the business trends supporting first quarter 2013 results. The discussion will be available via replay on the Investor Relations page at TransUnion.com shortly after the teleconference. This earnings release is also available on that website. The teleconference dial-in information is:

Domestic dial-in: 877-415-3186

International dial-in: 857-244-7329

Teleconference code: 37094686

About TransUnion

As a global leader in information and risk management, TransUnion creates advantages for millions of people around the world by gathering, analyzing and delivering information. For businesses, TransUnion helps improve efficiency, manage risk, reduce costs and increase revenue by delivering high quality data, and integrating advanced analytics and enhanced decision-making capabilities. For consumers, TransUnion provides the tools, resources and education to help manage their credit health and achieve their financial goals. Through these and other efforts, TransUnion is working to build stronger economies worldwide. Founded in 1968 and headquartered in Chicago, TransUnion reaches businesses and consumers in 33 countries around the world.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions.

We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; changes in federal, state, local or foreign tax law; litigation or regulatory proceedings; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to make acquisitions and integrate the operations of other businesses; our ability to timely develop new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to manage expansion of our business into international markets; economic and political stability in international markets where we operate; fluctuations in exchange rates; our ability to effectively manage our costs; our ability to provide competitive services and prices; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; our ability to protect our intellectual property; our ability to retain or renew existing agreements with long-term customers; our ability to access the capital markets; further consolidation in our end customer markets; reliance on key management personnel; and other factors described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of TransUnion Holding and TransUnion Corp.’s combined Annual Report on Form 10-K for the year ended December 31, 2012 and Form 10-Q for the quarter ended March 31, 2013. Many of these factors are beyond our control. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in millions, except per share data)

	March 31, 2013	December 31, 2012
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$117.4	$154.3
Trade accounts receivable, net of allowance of $0.8 and $1.7	180.8	163.6
Other current assets	75.8	82.7

Total current assets	374.0	400.6

Property, plant and equipment, net of accumulated depreciation and amortization of $37.9 and $26.4	116.3	121.2
Other marketable securities	10.8	11.4
Goodwill	1,809.0	1,804.2
Other intangibles, net	1,886.6	1,911.6
Other assets	132.8	129.8

Total assets	$4,329.5	$4,378.8

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$82.6	$78.4
Current portion of long-term debt	10.5	10.6
Other current liabilities	108.1	129.3

Total current liabilities	201.2	218.3

Long-term debt	2,663.9	2,670.3
Other liabilities	671.7	679.4

Total liabilities	3,536.8	3,568.0

Redeemable noncontrolling interests	22.2	14.7

Stockholders’ equity:
Common stock, $0.01 par value; 200.0 million shares authorized at March 31, 2013, 110.2 million and 110.2 million shares issued at March 31, 2013 and December 31, 2012, respectively, and 109.8 million shares and 110.1 million shares outstanding as of March 31, 2013 and December 31, 2012, respectively	1.1	1.1
Additional paid-in capital	1,111.5	1,109.4
Treasury stock at cost; 0.4 million shares at March 31, 2013 and 0.1 million shares at December 31, 2012	(2.7)	(0.7)
Retained earnings (accumulated deficit)	(389.0)	(382.6)
Accumulated other comprehensive income (loss)	(40.7)	(24.4)

Total TransUnion Holding Company, Inc. stockholders’ equity	680.2	702.8
Noncontrolling interests	90.3	93.3

Total stockholders’ equity	770.5	796.1

Total liabilities and stockholders’ equity	$4,329.5	$4,378.8

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in millions)

	Three Months Ended March 31, 2013	From the Date of Inception Through March 31, 2012
	Unaudited
Revenue	$290.5	$—

Operating expenses
Cost of services (exclusive of depreciation and amortization below)	117.7	—
Selling, general and administrative	83.3	—
Depreciation and amortization	45.3	—

Total operating expenses	246.3	—

Operating income	44.2	—

Non-operating income and expense
Interest expense	(49.8)	(1.5)
Interest income	0.3	—
Other income and (expense), net	(0.6)	(7.0)

Total non-operating income and expense	(50.1)	(8.5)

Income (loss) from operations before income taxes	(5.9)	(8.5)

Benefit (provision) for income taxes	0.9	—

Net income (loss)	(5.0)	(8.5)
Less: net income attributable to noncontrolling interests	(1.3)	—

Net income (loss) attributable to TransUnion Holding Company, Inc.	$(6.3)	$(8.5)

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended March 31, 2013	From the Date of Inception Through March 31, 2012
	Unaudited
Cash flows from operating activities:
Net income (loss)	$(5.0)	$(8.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	45.3	—
Deferred financing fees	3.7	0.1
Stock-based compensation	1.9	—
Provision for losses on trade accounts receivable	—	—
Equity in net income of affiliates, net of dividends	(3.1)	—
Deferred taxes	(3.8)	—
Amortization of senior notes purchase accounting fair value adjustment and note discount	(4.1)	—
Loss (gain) on sale of assets	(1.9)	—
Other	(0.2)	—
Changes in assets and liabilities:
Trade accounts receivable	(10.4)	—
Other current and long-term assets	4.0	(16.2)
Trade accounts payable	7.7	22.9
Other current and long-term liabilities	(20.6)	1.7

Cash provided by operating activities	13.5	—

Cash flows from investing activities:
Capital expenditures for property and equipment	(16.4)	—
Proceeds from sale of trading securities	2.1	—
Investments in trading securities	(1.2)	—
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(30.3)	—
Proceeds from sale of other assets	4.2	—
Other	0.9	—

Cash used in investing activities	(40.7)	—

Cash flows from financing activities:
Proceeds from senior unsecured PIK toggle private placement notes	—	600.0
Note proceeds deposited with escrow agent	—	(600.0)
Proceeds from senior secured credit facility	923.4	—
Extinguishment of senior secured credit facility	(923.4)	—
Repayments of debt	(2.4)	—
Deferred financing fees	(3.4)	—
Treasury stock purchases	(2.0)	—
Other	0.1	—

Cash used in financing activities	(7.7)	—
Effect of exchange rate changes on cash and cash equivalents	(2.0)	—

Net change in cash and cash equivalents	(36.9)	—
Cash and cash equivalents, beginning of period	154.3	—

Cash and cash equivalents, end of period	$117.4	$—

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(in millions, except per share data)

	Successor March 31, 2013	Successor December 31, 2012
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$117.4	$154.3
Trade accounts receivable, net of allowance of $0.8 and $1.7	180.8	163.6
Other current assets	76.5	58.7

Total current assets	374.7	376.6

Property, plant and equipment, net of accumulated depreciation and amortization of $37.9 and $26.4	116.3	121.2
Other marketable securities	10.8	11.4
Goodwill	1,809.0	1,804.2
Other intangibles, net	1,886.6	1,911.6
Other assets	100.1	95.7

Total assets	$4,297.5	$4,320.7

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$82.1	$77.5
Current portion of long-term debt	10.5	10.6
Other current liabilities	92.1	107.0

Total current liabilities	184.7	195.1

Long-term debt	1,665.8	1,672.3
Other liabilities	660.8	667.4

Total liabilities	2,511.3	2,534.8

Redeemable noncontrolling interests	22.2	14.7

Stockholders’ equity:
Common stock, $0.01 par value; one thousand shares authorized, one hundred shares issued at March 31, 2012, and December 31, 2012; one hundred shares outstanding as of March 31, 2013, and December 31, 2012	—	—
Additional paid-in capital	1,689.1	1,687.2
Treasury stock at cost; 0 shares at March 31, 2013, and December 31, 2012	—	—
Retained earnings	25.3	15.1
Accumulated other comprehensive income (loss)	(40.7)	(24.4)

Total TransUnion Corp. stockholders’ equity	1,673.7	1,677.9
Noncontrolling interests	90.3	93.3

Total stockholders’ equity	1,764.0	1,771.2

Total liabilities and stockholders’ equity	$4,297.5	$4,320.7

TRANSUNION CORP. AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(in millions)

	Successor Three Months Ended March 31, 2013	Predecessor Three Months Ended March 31, 2012
Revenue	$290.5	$280.6

Operating expenses
Cost of services (exclusive of depreciation and amortization below)	117.7	115.0
Selling, general and administrative	83.0	78.1
Depreciation and amortization	45.3	21.9

Total operating expenses	246.0	215.0

Operating income	44.5	65.6

Non-operating income and expense
Interest expense	(25.8)	(30.7)
Interest income	0.3	0.4
Other income and expense, net	(0.6)	(2.9)

Total non-operating income and expense	(26.1)	(33.2)

Income from operations before income taxes	18.4	32.4

Provision for income taxes	(6.9)	(20.3)

Net income	11.5	12.1
Less: net income attributable to noncontrolling interests	(1.3)	(1.9)

Net income attributable to TransUnion Corp.	$10.2	$10.2

TRANSUNION CORP. AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

(in millions)

	Successor Three Months Ended March 31, 2013	Predecessor Three Months Ended March 31, 2012
Cash flows from operating activities:
Net income	$11.5	$12.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45.3	21.9
Deferred financing fees	2.3	0.9
Stock-based compensation	1.9	1.6
Provision for losses on trade accounts receivable	—	3.0
Equity in net income of affiliates, net of dividends	(3.1)	(2.8)
Deferred taxes	3.5	9.0
Amortization of senior notes purchase accounting fair value adjustment	(4.2)	—
Loss (gain) on sale of assets	(1.9)	0.1
Other	(0.1)	(0.4)
Changes in assets and liabilities:
Trade accounts receivable	(10.4)	(21.7)
Other current and long-term assets	(27.0)	(0.8)
Trade accounts payable	7.9	0.1
Other current and long-term liabilities	(14.3)	(1.4)

Cash provided by operating activities	11.4	21.6

Cash flows from investing activities:
Capital expenditures for property and equipment	(16.4)	(17.3)
Proceeds from sale of trading securities	2.1	1.0
Investments in trading securities	(1.2)	(1.1)
Acquisitions and purchase of minority interests, net of cash acquired	(30.3)	(0.1)
Proceeds from sale of other assets	4.2	0.2
Other	0.9	0.6

Cash used in investing activities	(40.7)	(16.7)

Cash flows from financing activities:
Proceeds from senior secured credit facility	923.4	—
Extinguishment of senior secured credit facility	(923.4)	—
Repayments of debt	(2.4)	(3.5)
Distribution of merger consideration	—	(1.3)
Deferred financing fees	(3.1)	—
Other	(0.1)	(0.8)

Cash used in financing activities	(5.6)	(5.6)
Effect of exchange rate changes on cash and cash equivalents	(2.0)	1.0

Net change in cash and cash equivalents	(36.9)	0.3
Cash and cash equivalents, beginning of period	154.3	107.8

Cash and cash equivalents, end of period	$117.4	$108.1

Results of Operations

As a result of the 2012 Change in Control Transaction, TransUnion Corp.’s historical financial statements are presented on a Successor and Predecessor basis. Periods prior to May 1, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp. prior to the 2012 Change in Control Transaction (the “Predecessor”) and periods after April 30, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp. after the 2012 Change in Control Transaction (the “Successor”).

The 2012 Change in Control Transaction was accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The guidance prescribes that the basis of the assets acquired and liabilities assumed be recorded at fair value to reflect the purchase price. Periods after the 2012 Change in Control Transaction are not comparable to prior periods primarily due to the additional amortization of intangibles in the Successor period resulting from the fair value adjustments of the assets acquired and liabilities assumed. In addition, the Predecessor incurred significant stock-based compensation and acquisition costs related to the 2012 Change in Control Transaction.

We operate TransUnion Holding and TransUnion Corp. as one business and to facilitate comparability with the prior years, we present below the TransUnion Holding consolidated results for the three months ended March 31, 2013, and compare this to the combination of TransUnion Holding stand-alone results from inception through March 31, 2012, and the TransUnion Corp. Predecessor consolidated results for the three months ended March 31, 2012 (combined results for the three months ended March 31, 2012). We present the information in this format to assist readers in understanding and assessing the trends and significant changes in our results of operations on a comparable basis. We believe this presentation is appropriate because it provides a more meaningful comparison and more relevant analysis of our results of operations for the three months ended March 31, 2013, compared to the three months ended March 31, 2012, than a presentation of separate historical results for TransUnion Holding and TransUnion Corp. Successor and Predecessor periods would provide. The following table sets forth our historical results of operations for the periods indicated below:

(in millions)	TransUnion Holding Three Months Ended March 31, 2013	TransUnion Holding Stand- Alone Inception through March 31, 2012	TransUnion Corp. Predecessor Three Months Ended March 31, 2012	Combined Three Months Ended March 31, 2012	$ Change	% Change
Revenue	$290.5	$—	$280.6	$280.6	$9.9	3.5%
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	117.7	—	115.0	115.0	2.7	2.3%
Selling, general and administrative	83.3	—	78.1	78.1	5.2	6.7%
Depreciation and amortization	45.3	—	21.9	21.9	23.4	106.8%

Total operating expenses	246.3	—	215.0	215.0	31.3	14.6%
Operating income (loss)	44.2	—	65.6	65.6	(21.4)	(32.6)%
Non-operating income and expense
Interest expense	(49.8)	(1.5)	(30.7)	(32.2)	(17.6)	(54.7)%
Interest income	0.3	—	0.4	0.4	(0.1)	(25.0)%
Other income and (expense), net	(0.6)	(7.0)	(2.9)	(9.9)	9.3	93.9%

Total non-operating income and expense	(50.1)	(8.5)	(33.2)	(41.7)	(8.4)	(20.1)%
Income (loss) from operations before income taxes	(5.9)	(8.5)	32.4	23.9	(29.8)	nm
(Provision) benefit for income taxes	0.9	—	(20.3)	(20.3)	21.2	104.4%

Net income (loss)	(5.0)	(8.5)	12.1	3.6	(8.6)	nm
Less: net income attributable to noncontrolling interests	(1.3)	—	(1.9)	(1.9)	0.6	31.6%

Net income (loss) attributable to the Company	$(6.3)	$(8.5)	$10.2	$1.7	$(8.0)	nm

nm: not meaningful

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED

Segment Information

Unaudited

	Three Months Ended March 31,
(dollars in millions)	2013	2012	$ Change	% Change
U.S. Information Services:
Online Data Services	$127.1	$121.5	$5.6	4.6%
Credit Marketing Services	31.8	36.0	(4.2)	(11.7)%
Decision Services	24.8	23.2	1.6	6.9%

Total U.S. Information Services	$183.7	$180.7	$3.0	1.7%

International:
Developed Markets	$22.0	$22.4	$(0.4)	(1.8)%
Emerging Markets	33.7	34.2	(0.5)	(1.5)%

Total International	$55.7	$56.6	$(0.9)	(1.6)%
Interactive	$51.1	$43.3	$7.8	18.0%

Total revenue	$290.5	$280.6	$9.9	3.5%

Operating Income(1)
U.S. Information Services	$43.1	$55.6	$(12.5)	(22.5)%
International	2.4	14.8	(12.4)	(83.8)%
Interactive	15.4	9.9	5.5	55.6%
Corporate	(16.7)	(14.7)	(2.0)	(13.6)%

Total operating income	$44.2	$65.6	$(21.4)	(32.6)%

Operating Margin
U.S. Information Services	23.5%	30.8%		(7.3)%
International	4.3%	26.1%		(21.8)%
Interactive	30.1%	22.9%		7.2%
Total operating margin	15.2%	23.4%		(8.2)%

Adjusted Operating Income(2)
U.S. Information Services	$43.1	$55.6	$(12.5)	(22.5)%
International	2.4	14.8	(12.4)	(83.8)%
Interactive	15.4	9.9	5.5	55.6%
Corporate	(16.7)	(14.7)	(2.0)	(13.6)%

Total Adjusted Operating Income	$44.2	$65.6	$(21.4)	(32.6)%

Adjusted Operating Income Margin
U.S. Information Services	23.5%	30.8%		(7.3)%
International	4.3%	26.1%		(21.8)%
Interactive	30.1%	22.9%		7.2%
Total Adjusted Operating Income margin	15.2%	23.4%		(8.2)%

(1)

For the three months ended March 31, 2013, operating income included additional depreciation and amortization as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction. The increase in depreciation and amortization, which is related primarily to the purchase accounting fair value adjustment, in the first quarter of 2013 compared to the first quarter of 2012 was as follows: USIS $14.4 million; International $7.5 million; Interactive $1.0 million; and Corporate $0.5 million.

(2)

See footnote 2 to Key Performance Measure for a discussion about Adjusted Operating Income, why we use it, its limitations, and the reconciliation to its most directly comparable GAAP measure, operating income.

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED

Key Financial Performance Measures and Reconciliation of Non GAAP Measures

Unaudited

	Three Months Ended March 31,
(dollars in millions)	2013 TransUnion Holding	2012 Combined	$ Change	% Change
Revenue	$290.5	$280.6	$9.9	3.5%

Reconciliation of operating income to Adjusted Operating Income:
Operating income	$44.2	$65.6	$(21.4)	(32.6)%
Adjustments	—	—	—	—

Adjusted Operating Income(1)	$44.2	$65.6	$(21.4)	(32.6)%

Reconciliation of net income (loss) attributable to the Company to Adjusted EBITDA:
Net income (loss) attributable to the Company	$(6.3)	$1.7	$(8.0)	nm

Net interest expense	49.5	31.8	17.7	55.7%
Income tax (benefit) provision	(0.9)	20.3	(21.2)	(104.4)%
Depreciation and amortization(2)	45.3	21.9	23.4	106.8%
Stock-based compensation	1.9	1.6	0.3	18.8%
Other (income) and expense(3)	3.8	13.0	(9.2)	(70.8)%
Adjustments	—	—	—	—%

Adjusted EBITDA(1)	$93.3	$90.3	$3.0	3.3%

Other metrics:
Cash provided by operating activities	$13.5	$21.6	$(8.1)	(37.5)%
Capital expenditures	$16.4	$17.3	$(0.9)	(5.2)%

nm: not meaningful

(1)

Adjusted Operating Income and Adjusted EBITDA are non-GAAP measures. We present Adjusted Operating Income and Adjusted EBITDA as supplemental measures of our operating performance because they eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. In addition to its use as a measure of our operating performance, our board of directors and executive management team focus on Adjusted EBITDA as a compensation measure. The annual variable compensation for members of senior management is based in part on Adjusted EBITDA. Adjusted Operating Income does not reflect certain stock-based compensation and certain other income and expense. Adjusted EBITDA does not reflect our capital expenditures, interest, income tax, depreciation, amortization, stock-based compensation or certain other income and expense. Other companies in our industry may calculate Adjusted Operating Income and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. Because of these limitations, Adjusted Operating Income and Adjusted EBITDA should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Adjusted Operating Income and Adjusted EBITDA are not measures of financial condition or profitability under GAAP and should not be considered alternatives to cash flow from operating activities, as measures of liquidity or as alternatives to operating income or net income as indicators of operating performance. We believe that the most directly comparable GAAP measure to Adjusted Operating Income is operating income and the most directly comparable GAAP measure to Adjusted EBITDA is net income attributable to the Company. The reconciliations of Adjusted Operating Income and Adjusted EBITDA to their nearest GAAP measures are included in the table above.

(2)

For the three months ended March 31, 2013, operating income included additional depreciation and amortization as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction.

(3)

Other income and expense above includes all amounts included on our consolidated statement of income in other income and expense, net, except for earnings from equity method investments and dividends received from cost method investments. For the three months ended March 31, 2013, other income and expense included $1.6 million of acquisition-related expenses and a net $2.2 million of other expense. For the three months ended March 31, 2012, other income and expense included $13.0 million of acquisition-related expenses, primarily related to the 2012 Change in Control Transaction and the abandoned initial public offering process. Of the $13.0 million in acquisition-related expenses, $7.0 million was incurred by TransUnion Holding and $6.0 was incurred by TransUnion Corp.